Exhibit 99.2

FORM OF INSTRUCTIONS AS TO USE OF

CLEARSIGN COMBUSTION CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) of units (the “Units”) by ClearSign Combustion Corporation, a Washington corporation (“ClearSign”), to the holders of record of its common stock, $0.0001 par value (the “Common Stock”) at the close of business on December 19, 2016 (the “Record Date”), as described in ClearSign’s prospectus supplement dated December 7, 2016 (the “Prospectus Supplement”). Each holder of record of Common Stock will receive, at no charge, non-transferable subscription rights (the “Subscription Rights”) for each share of Common Stock held at the Record Date.

Each Subscription Right entitles the holder to subscribe for and purchase 0.2 of a Unit for each share of Common Stock of the Company that the holder owns on the Record Date. You will need to exercise 5 Subscription Rights to purchase a Unit. Each Unit includes one share of Common Stock and one warrant (“Warrant”) to purchase an additional share of Common Stock. The Company is issuing Subscription Rights to subscribe for up to 2,594,082 Units on the terms and subject to the conditions described in the Prospectus Supplement, a copy of which accompanies this notice, at a subscription price of $4.00 per Unit (the “Subscription Price”).

The Company will not issue fractional shares. Fractional shares resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole number of Units a holder would otherwise be entitled to purchase.

The Subscription Rights may be exercised at any time during the subscription period, which commences on December 27, 2016 and ends at 5:00 p.m. Eastern time on January 13, 2017 (the “Expiration Date”). The Subscription Rights will expire at 5:00 p.m. Eastern time on the Expiration Date. If you do not exercise your Subscription Rights before that time, your Subscription Rights will no longer be exercisable. ClearSign will not be required to issue Units to you if the Subscription Agent receives your Subscription Rights Certificate or the payment of the Subscription Price after that time.

The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Rights Certificate and returning the Subscription Rights Certificate with your payment to the Subscription Agent in the envelope provided.

Warrants that are issued as a component of the Unit pursuant to the exercise of the Subscription Rights entitle the holder to purchase one share of Common Stock at an exercise price (subject to adjustment) of $4.00 per share from the date of issuance through the expiration date of the Warrant. The Warrants are exercisable only for cash.

YOUR SUBSCRIPTION RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE AND TIME. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE AND TIME. ONCE YOU EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU CANNOT REVOKE THE EXERCISE OF SUCH SUBSCRIPTION RIGHTS. SUBSCRIPTION RIGHTS NOT VALIDLY EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE. IN CASE YOU HOLD SUBSCRIPTION RIGHTS THROUGH A BROKER OR OTHER NOMINEE, YOU SHOULD VERIFY WITH YOUR BROKER OR NOMINEE BY WHEN YOU MUST DELIVER YOUR INSTRUCTION.

1.          Exercise of Subscription Rights. To exercise Subscription Rights, complete your Subscription Rights Certificate and send your properly completed and executed Subscription Rights Certificate, together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Subscription Rights to the Subscription Agent. PLEASE DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS TO CLEARSIGN. The method of delivery of the Subscription Rights Certificate and the payment of the Subscription Price to the Subscription Agent is at your election and risk. Subscription Rights Certificates and payments must be received by the Subscription Agent prior to the Expiration Date and time. If you send your Subscription Rights Certificate and payment by mail, then they should be sent by registered mail, to arrive before the Expiration Date. The Subscription Rights are non-transferable, and may not be sold, transferred, assigned or given away to anyone.

2.          Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon the (i) receipt of a bank certified check drawn against a U.S. bank made payable to “VStock Transfer, LLC as Escrow Agent for ClearSign Combustion Corporation,” or (ii) receipt of a wire transfer of immediately available funds directly to the account maintained by VStock Transfer, LLC, as escrow agent for purposes of accepting subscriptions in this Rights Offering at:

CitiBank, N.A

530 Central Avenue

Cedarhurst, NY 11516

Routing #021000089

Account Name: VStock Transfer, LLC as escrow agent to ClearSign Combustion Corporation

Account #6779050294

Swift # CitiUS33

3.          Contacting the Subscription Agent. The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By mail and by hand or overnight courier:

VStock Transfer LLC

Attn.: ClearSign Processing

18 Lafayette Place

Woodmere, New York 11598

(855) 987-8625 (toll free) or

(212) 828-8436

4.          Partial Exercises; Effect of Over- and Under-Payments. If you exercise less than all of the Subscription Rights evidenced by your Subscription Rights Certificate, and make the choice to submit an additional exercise request you must contact the Subscription Agent for a new Subscription Rights Certificate. If you choose to have a new Subscription Rights Certificate sent to you, you may not receive the new Subscription Rights Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you do not indicate the number of Units to be subscribed for on your Subscription Rights Certificate, or if you indicate a number of Units that does not correspond with the aggregate Subscription Price payment you delivered, you will be deemed to have subscribed for the maximum number of Units that may be subscribed for under your Subscription Rights Certificate for the aggregate Subscription Price you delivered. If the Subscription Agent does not apply your full Subscription Price payment to your purchase of Units, then the Subscription Agent will return the excess amount to you, without interest or deduction, as soon as practicable after the Expiration Date. If you subscribe for fewer than all of the Units represented by your Subscription Rights Certificate, then the unexercised Subscription Rights will become null and void on the Expiration Date.

5.          Deliveries to Holders. The shares of Common Stock and Warrants that are purchased pursuant to the valid exercise of Subscription Rights to purchase Units will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Common Stock. The Subscription Agent will arrange for the issuance of the Common Stock and Warrants as soon as practicable after the expiration of the Rights Offering, payment for the Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares of Common Stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Common Stock and Warrants you purchased in the Rights Offering.

6.          Execution.

(a)          Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing.

(b)          Execution by Person Other Than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

7.          Method of Delivery. The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to and receipt by the Subscription Agent prior to the Expiration Date.

8.          No Revocation. If you exercise any of your Subscription Rights you will not be permitted to revoke or change the exercise or request a refund of monies paid. You should not exercise your Subscription Rights unless you are sure that you wish to purchase Units at the Subscription Price. Once you exercise your Subscription Rights, you cannot revoke the exercise of such Subscription Rights even if you later learn information that you consider to be unfavorable and even if the market price of our Common Stock is below the Subscription Price.

9.          Special Provisions Relating to the Exercise of Subscription Rights through the Depository Trust Company. In the case of Subscription Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Subscription Rights may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Unit subscribed for. Banks, brokers and other nominee holders of Subscription Rights who exercise the Subscription Rights on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and ClearSign as to the aggregate number of Subscription Rights that have been exercised by each beneficial owner of the Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Rights Certificate, the Subscription Agent shall for all purposes be entitled to assume that such Subscription Rights Certificate is exercised on behalf of a single beneficial owner.

10.         Questions and Request for Additional Materials. For questions regarding the Rights Offering, assistance regarding the method of exercising Subscription Rights or for additional copies of relevant documents, please contact the Information Agent for the Rights Offering as follows:

VStock Transfer, LLC

by email at info@vstocktransfer.com;

by telephone at (855) 987-8625 (toll free) or (212) 828-8436; or

by mail at Attn.: ClearSign Processing

18 Lafayette Place

Woodmere, New York 11598

11.         Determinations Regarding the Exercise of Your Rights. ClearSign will resolve, in its sole discretion, all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Such determinations will be final and binding. Once made, subscriptions are irrevocable, and ClearSign will not accept any alternative, conditional or contingent subscriptions or directions. ClearSign reserves the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions and pay the Subscription Price before 5:00 p.m. Eastern time on the Expiration Date, unless ClearSign waives these requirements in its sole discretion. Neither ClearSign nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to ClearSign’s right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Subscription Rights Certificate and any other required documents and payment in full of the aggregate Subscription Price for all of the Units for which you have subscribed. ClearSign’s interpretations of the terms and conditions of the Rights Offering will be final and binding.

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